Exhibit 23.2

CONSENT OF RYDER SCOTT COMPANY, L.P.

Northern Oil and Gas, Inc.
315 Manitoba Avenue – Suite 200
Wayzata, Minnesota 55391

Gentlemen:

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the post-effective amendments to Registration Statements on Form S-3 (Registration Nos. 333-167049, 333-163779, 333-158320 and 333-146596) and Form S-8 (Registration Nos. 333-160602 and 333-148333) of Northern Oil and Gas, Inc. We hereby further consent to the incorporation by reference in such Registration Statements of the following, each of which were included in the Annual Report on Form 10-K of Northern Oil and Gas, Inc. for the year ended December 31, 2009: (i) estimates of oil and gas reserves contained in our reports “Northern Oil and Gas, Inc. – Estimated Future Reserves and Income Attributable to Certain Leasehold Interests – SEC Parameters – As of December 31, 2009” and “Northern Oil and Gas, Inc. – Estimated Future Reserves and Income Attributable to Certain Leasehold Interests – $80 Oil – Sensitivity Case – As of December 31, 2009,” and (ii) our report dated February 23, 2010.

RYDER SCOTT COMPANY, L.P.
/s/ Ryder Scott Company, L.P.
Denver, Colorado
July 2, 2010